Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No’s. 33-54064, 33-54066, 33-54096, 33-57746, 33-57748 and Post Effective Amendment No. 1, 33-86654, 333-20801, 333-53485 and Post Effective Amendment No. 1, 333-53487, 333-64714, 333-89071, 333-104412, 333-105930, 333-130162 and 333-130167) of Layne Christensen Company of our report dated February 28, 2003, relating to the financial statements of Reynolds, Inc. and its subsidiaries and Reynolds Transport Co., which appears in Layne Christensen Company’s Current Report on Form 8-K/A.
/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
December 20, 2005